UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 6, 2006

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           On March 9, 2006, the Company issued a press release to announce that Albert E. Smith, age 56, had been elected Chairman.  He has been serving as Vice Chairman since September 1, 2005, and as a Director since May 2005.

Mr. Smith is a former member of the Secretary of Defense’s Defense Science Board, serving from 2002 to 2005.  He was an Executive Vice President of Lockheed Martin and President of its Integrated Systems & Solutions business until 2004.  From 1999 to 2003, Mr. Smith was President of Lockheed Martin’s Space Systems Company.  Prior to that, Mr. Smith was President of Government Systems at Harris Corporation.  He has also worked for the Central Intelligence Agency, where he received the Intelligence Medal of Merit.  Mr. Smith has served as Chairman of International Launch Services’ Board of Directors and as a Director of the Space Foundation.

The full text of the press release issued by the Company on March 9, 2006 announcing the election of Albert E. Smith as Chairman is attached as Exhibit 99.1 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release, dated March 9, 2006, announcing the election of Albert E. Smith as Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	March 9, 2006	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chief Executive Officer and Chief
Operating Officer